Exhibit 10.5.12

Amendment

This Amendment (“Amendment”) is effective as of the date that both parties have executed this Amendment (the “Amendment Effective Date”) and amends the nCino, LLC Software Service Agreement dated November 1, 2012, as amended (the “Agreement”) by and between nCino, Inc. (“nCino”) and Live Oak Bank (“Subscriber”). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings assigned to them in the Agreement.

In exchange for the consideration detailed herein, and other good and valuable consideration, the receipt of which is acknowledged by both parties, the parties do hereby agree as follows:

1.Subscriber hereby purchases access and use rights for the additional Subscription Services set forth in Exhibit A below (the “Additional Subscription Services”) commencing on the Amendment Effective Date.   Accordingly:   (i) Attachment A to the Agreement shall be amended to include the Additional Subscription Services set forth in Exhibit A below effective as of the Amendment Effective Date,   and   (ii)   the   Additional   Subscription   Services   will   activate   in   Subscriber’s   Org   ID00D3k000000uAXY as soon as practicable following the Amendment Effective Date. The initial invoice for the Additional Subscription Services will be issued as of the date the Additional Subscription Services are activated, pro-rated for the initial year of activation, as applicable. Thereafter, Subscriber will be invoiced the full annual amount of the Fees for the Additional Subscription Services on each annual invoice date for the remainder of the Term of the Agreement. The term for the Additional Subscription Services will run co-terminously with the Term of the Agreement. Any Fees that are billed to Subscriber based on a percentage of the Total Annual Subscription Fees will be amended accordingly to cover the cost of the Additional Subscription Services.   Subscriber acknowledges and agrees that (a) it is responsible for reviewing any laws, rules, and regulations applicable to Subscriber, including the CARES Act and the Paycheck Protection Program provided thereto (collectively, the “Regulations”), (b) it is responsible for ensuring Subscriber’s compliance with the Regulations, and (c) nCino has no responsibility or obligation for ensuring Subscriber’s compliance with the Regulations.

Exhibit A

Module License*	Features	Qty	Price	Annual Subscription Fees
nCino Customer	• Roles and Sharing	3,000	$0.65/	$23,400.00
Community Plus	• Delegated Administration	Login(s)	Login/Month
(15,001 – 25,000	capabilities
Logins)**	• Tasks

*The specific features, functionality and limitations of the Operator Type(s) are set forth in the Documentation.

**Customer Community Plus seats are provided on a per-login basis and are to be used by Subscriber’s customers who are granted access and use rights to certain functionality of the Subscription Services. Additional Subscription Fees will be owed for any logins above the quantity set forth in the table above. Customer Community Plus users shall be considered Operators as such term is defined in the Agreement.

2.Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. Any further modification or amendment to the Agreement must be set forth in writing in a document executed by both parties.

[Signatures appear on following page.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the dates shown below their respective signatures.

nCino	Subscriber
Signature: /s/ Charles Ragland	Signature: /s/ Mark Moroz
Name: Charles Ragland	Name: Mark Moroz
Title: Global Sales Operations	Title: EVP – Head of Product
Date: 1/23/2021	Date: 1/23/2021